EXHIBIT 99.1

Olympic Steel Reports 2010 Fourth Quarter and Full Year Financial Results

CLEVELAND, Feb. 24, 2011 (GLOBE NEWSWIRE) -- Olympic Steel, Inc. (Nasdaq:ZEUS), a national steel service center, today announced its financial results for the fourth quarter and year ended December 31, 2010.

Net sales for the fourth quarter of 2010 increased 55.4% to $215.2 million from $138.5 million for the fourth quarter of 2009. Tons sold in the fourth quarter of 2010 increased 31.0% to 254 thousand from 194 thousand in the fourth quarter of 2009. Fourth quarter 2010 net loss totaled $1.6 million, or $0.15 per diluted share, compared to a net loss of $2.6 million, or $0.24 per diluted share, for last year's fourth quarter.

Net sales for the year ended December 31, 2010 increased by 53.8% to $805.0 million, compared to $523.4 million for 2009. Tons sold in 2010 increased 34.3% to 969 thousand from 721 thousand in 2009. Net income for 2010 was $2.1 million or $0.20 per diluted share, compared to a net loss of $61.2 million, or $5.62 per diluted share, for 2009. The 2010 results included a third quarter $2.1 million pretax bad debt charge related to an unexpected closure of a customer. The 2009 results included $81.1 million of lower of cost or market pretax charges in the aggregate to write down the value of inventory in the first half of 2009.

Commenting on the results, Chairman and Chief Executive Officer Michael D. Siegal stated, "Our 2010 shipments increased by 34% over 2009, which is significantly greater than the total industry growth in steel shipments of 21%, as reported in the Metals Service Center Institute's Market Activity Report. We experienced strong momentum in material demand in the fourth quarter. Along with announced price increases in all of our product lines beginning in November of 2010 and continuing still, our year-end inventory positions present additional opportunities for market share growth and profitability into the coming year."

"Our strong balance sheet, along with our new $125 million, five-year, asset based loan facility, allowed us to strategically invest in growth initiatives during 2010, including ordering a new temper mill and cut-to-length line to be located on United States Steel Corporation's Gary Works site in Indiana, product growth in specialty metals, and additional equipment and geographic expansion with our new location in Mount Sterling, Kentucky, which is expected to begin operating in March 2011. These timely investments bode well for revenue growth and value creation in the recovering economic environment," concluded Mr. Siegal.

Olympic Steel's Board of Directors approved a regular quarterly cash dividend of $0.02 per share to be paid to shareholders of record as of March 1, 2011, and distributed on March 15, 2011.

A simulcast of Olympic Steel's 2010 fourth quarter earnings conference call may be accessed via the Investor Relations section of the Company's website at www.olysteel.com. The simulcast will begin at 10:00 a.m. Eastern Time today and a replay of the call will be available for 14 days thereafter.

Founded in 1954, Olympic Steel is a leading U.S. metals service center focused on the direct sale and distribution of large volumes of processed carbon, coated and stainless flat-rolled sheet, coil and plate steel and aluminum products. Headquartered in Cleveland, Ohio, the Company operates 16 facilities. For further information, visit the Company's web site at http://www.olysteel.com.

The Olympic Steel, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3582.

It is the Company's policy not to endorse any analyst's sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as "may," "will," "anticipate," "should," "intend," "expect," "believe," "estimate," "project," "plan," "potential," or "continue," as well as the negative of these terms or other similar expressions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by such statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Such risks and uncertainties include, but are not limited to: the ability to successfully finalize an agreement with U.S. Steel for the purchase of the Gary, Indiana facility and to place the facility in operation on the expected timeframe; fluctuations in steel demand and steel pricing; general and global business, economic, financial and political conditions, including the ongoing effects of the global economic recovery; access to capital and global credit markets; competitive factors such as the availability and pricing of metal, industry shipping and inventory levels, and rapid fluctuations in customer demand and metal pricing; the cyclicality and volatility within the metal industry; the ability of our customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability and to honor their agreements related to derivative instruments; customer, supplier, and competitor consolidation, bankruptcy or insolvency; reduced production schedules, layoffs or work stoppages by our own, our suppliers' or our customers' personnel; the availability and costs of transportation and logistical services; equipment installation delays or malfunctions, including the new Gary, Indiana temper mill and cut-to-length line; the amounts, successes and ability to continue our capital investments and strategic growth initiatives and our business information system implementations; the successes of our strategic efforts and initiatives to increase sales volumes, maintain or improve working capital turnover and free cash flows, reduce costs and improve inventory turnover and improve customer service; the timing and outcome of inventory lower of cost or market adjustments; the adequacy of our existing information technology and business system software; the successful implementation of our new information systems; the timing and outcome of our joint venture's efforts and ability to liquidate its remaining real estate; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; and our ability to generate free cash flow through operations, reduce inventory and repay debt within anticipated time frames, the recently enacted federal healthcare legislation's impact on the healthcare benefits required to be provided by us and the impact of such legislation on our compensation and administrative costs. Further information on these and other risks and uncertainties is provided under Item 1A "Risk Factors" of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which disclosure is incorporated herein by reference, and elsewhere in reports that the Company files or furnishes with the SEC. This release speaks only as of its date and the Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law. You are advised, however, to consult any further disclosures the Company makes on related subjects in its reports filed with or furnished to the SEC.

OLYMPIC STEEL
SELECTED FINANCIAL INFORMATION

(in thousands, except per share data and ratios)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
SUMMARY RESULTS OF OPERATIONS:	(audited)		(audited)

Net sales	$ 215,201	$ 138,497	$ 805,043	$ 523,395

Operating income (loss)	(1,535)	(3,944)	6,102	(97,327)

Income (loss) before income taxes	(2,211)	(4,300)	3,797	(99,544)

Net income (loss)	$ (1,596)	$ (2,612)	$ 2,132	$ (61,228)

Earnings per share:

Net income (loss) per share - basic	$ (0.15)	$ (0.24)	$ 0.20	$ (5.62)

Net income (loss) per share - diluted	$ (0.15)	$ (0.24)	$ 0.20	$ (5.62)

	December 31,
	2010	2009
SUMMARY BALANCE SHEET DATA:	(audited)

Accounts receivable, net	$ 82,859	$ 51,269

Inventories, net	200,606	111,663

Net property and equipment	118,234	113,560

Total assets	429,438	338,448

Current liabilities	102,625	66,254

Total debt	55,235	--

Shareholders' equity	261,638	259,612

Shareholders' equity per share	24.01	23.85

Debt-to-equity ratio	.21 to 1	n/a

	Twelve Months Ended December 31,
	2010	2009
OTHER DATA:	(audited)

Capital expenditures	17,846	11,862

Cash dividends per share	$ 0.08	$ 0.11

It is the Company's policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst's sales or earnings estimates.

OLYMPIC STEEL
RESULTS OF OPERATIONS

(in thousands, except per share and tonnage data)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2010		2009		2010		2009
	(audited)				(audited)

Tons sold
Direct	230,594		174,576		878,323		644,752
Toll	23,712		19,604		90,300		76,226

	254,306		194,180		968,623		720,978
% change	31.0%		(15.1%)		34.3%		(38.1%)

Net sales	$ 215,201		$ 138,497		$ 805,043		$ 523,395
% change	55.4%		(45.4%)		53.8%		(57.4%)

Costs and expenses

Cost of materials sold (exclusive of items shown below, includes $81,063 of inventory lower of cost or market adjustments for the nine months ended September 30, 2009)	176,722	82.1%	111,703	80.7%	650,398	80.8%	502,134	95.9%
Warehouse and processing	14,421	6.7%	10,337	7.5%	51,478	6.4%	39,863	7.6%
Administrative and general	10,633	4.9%	8,773	6.3%	39,233	4.9%	33,956	6.5%
Distribution	5,095	2.4%	4,094	3.0%	19,407	2.4%	15,480	3.0%
Selling	4,957	2.3%	3,143	2.3%	19,802	2.5%	12,114	2.3%
Occupancy	1,380	0.6%	1,297	0.9%	5,320	0.7%	5,500	1.1%
Depreciation	3,528	1.6%	3,094	2.2%	13,303	1.7%	11,675	2.2%

Total costs and expenses	216,736	100.7%	142,441	102.8%	798,941	99.2%	620,722	118.6%

Operating income (loss)	(1,535)	(0.7%)	(3,944)	(2.8%)	6,102	0.8%	(97,327)	(18.6%)

Interest and other expense on debt	676	0.3%	356	0.3%	2,305	0.3%	2,217	0.4%

Income (loss) before income taxes	(2,211)	(1.0%)	(4,300)	(3.1%)	3,797	0.5%	(99,544)	(19.0%)

Income tax provision (benefit)	(615)	27.8%	(1,688)	39.3%	1,665	43.9%	(38,316)	38.5%

Net income (loss)	$ (1,596)		$ (2,612)		$ 2,132		$ (61,228)

Earnings per share:

Net income (loss) per share - basic	$ (0.15)		$ (0.24)		$ 0.20		$ (5.62)

Weighted average shares outstanding - basic	10,913		10,898		10,905		10,887

Net income (loss) per share - diluted	$ (0.15)		$ (0.24)		$ 0.20		$ (5.62)

Weighted average shares outstanding - diluted	10,913		10,898		10,918		10,887

It is the Company's policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst's sales or earnings estimates.
CONTACT: Richard T. Marabito
         Chief Financial Officer
         Telephone: (216) 292-3800
         Fax: (216) 292-3974